PART II.

EXHIBIT 99.1

ITEM 6. SELECTED FINANCIAL DATA
FIVE-YEAR FINANCIAL SUMMARY (a)

Dollar amounts in millions, except per share amounts and stock prices	2016		2015		2014		2013		2012
RESULTS OF OPERATIONS
Net sales	$21,079		$22,365		$23,617		$23,483		$21,852
Costs and expenses, excluding interest	19,603		20,544		22,138		21,643		20,214
Earnings (loss) from continuing operations before income taxes and equity earnings	956	(b)	1,266	(e)	872	(g)	1,228	(j)	967	(m)
Equity earnings (loss), net of taxes	198		117		(200)		(39)		61
Discontinued operations, net of taxes	(5)	(c)	—		(13)	(h)	(309)	(k)	77	(n)
Net earnings (loss)	902	(b-d)	917	(e-f)	536	(g-i)	1,378	(j-l)	799	(m-o)
Noncontrolling interests, net of taxes	(2)		(21)		(19)		(17)		5
Net earnings (loss) attributable to International Paper Company	904	(b-d)	938	(e-f)	555	(g-i)	1,395	(j-l)	794	(m-o)
FINANCIAL POSITION
Current assets less current liabilities	$2,601		$2,244		$2,719		$3,597		$3,585
Plants, properties and equipment, net	13,990		11,980		12,728		13,672		13,949
Forestlands	456		366		507		557		622
Total assets	33,093		30,271		28,369		31,242		31,829
Notes payable and current maturities of long-term debt	239		426		742		661		444
Long-term debt	11,075		8,844		8,584		8,787		9,649
Total shareholders’ equity	4,341		3,884		5,115		8,105		6,304
BASIC EARNINGS PER SHARE ATTRIBUTABLE TO INTERNATIONAL PAPER COMPANY COMMON SHAREHOLDERS
Earnings (loss) from continuing operations	$2.21		$2.25		$1.33		$3.85		$1.65
Discontinued operations	(0.01)		—		(0.03)		(0.70)		0.17
Net earnings (loss)	2.20		2.25		1.30		3.15		1.82
DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO INTERNATIONAL PAPER COMPANY COMMON SHAREHOLDERS
Earnings (loss) from continuing operations	$2.19		$2.23		$1.31		$3.80		$1.63
Discontinued operations	(0.01)		—		(0.02)		(0.69)		0.17
Net earnings (loss)	2.18		2.23		1.29		3.11		1.80
Cash dividends	1.783		1.640		1.450		1.250		1.088
Total shareholders’ equity	10.56		9.43		12.18		18.57		14.33
COMMON STOCK PRICES
High	$54.68		$57.90		$55.73		$50.33		$39.88
Low	32.50		36.76		44.24		39.47		27.29
Year-end	53.06		37.70		53.58		49.03		39.84
FINANCIAL RATIOS
Current ratio	1.6		1.6		1.5		1.7		1.7
Total debt to capital ratio	0.72		0.70		0.65		0.54		0.62
Return on shareholders’ equity	22.1%	(b-d)	20.0%	(e-f)	7.7%	(g-i)	20.2%	(j-l)	11.6%	(m-o)
CAPITAL EXPENDITURES	$1,348		$1,487		$1,366		$1,198		$1,383
NUMBER OF EMPLOYEES	55,000		56,000		58,000		64,000		65,000

FINANCIAL GLOSSARY
Current ratio—
current assets divided by current liabilities.
Total debt to capital ratio—
long-term debt plus notes payable and current maturities of long-term debt divided by long-term debt, notes payable and current maturities of long-term debt and total shareholders’ equity.
Return on shareholders’ equity—
net earnings attributable to International Paper Company divided by average shareholders’ equity (computed monthly).
FOOTNOTES TO FIVE-YEAR FINANCIAL SUMMARY

(a)
All periods presented have been restated to reflect the xpedx business and the Temple-Inland Building Products business as discontinued operations and prior period amounts have been adjusted to conform with current year presentation, if applicable.

2016:

(b) Includes the following charges (gains):

	2016
In millions	Before Tax	After Tax
Riegelwood mill conversion costs	$9	$6
India Packaging evaluation write-off	17	11
Write-off of certain regulatory pre-engineering costs	8	5
Early debt extinguishment costs	29	18
Costs associated with the newly acquired pulp business	31	21
Asia Box impairment / restructuring	70	58
Gain on sale of investment in Arizona Chemical	(8)	(5)
Turkey mill closure	7	6
Amortization of Weyerhaeuser inventory fair value step-up	19	11
Total special items	$182	$131
Non-operating pension expense	610	375
Total	$792	$506
(c) Includes a pre-tax charge of $8 million ($5 million after taxes) for a legal settlement associated with the xpedx business.

(d) Includes the following tax expenses (benefits):

In millions	2016
Cash pension contribution	$23
U.S. Federal audit	(14)
Brazil goodwill	(57)
International legal entity restructuring	(6)
Luxembourg tax rate change	31
Total	$(23)

2015:

(e) Includes the following charges (gains):

	2015
In millions	Before Tax	After Tax
Riegelwood mill conversion costs, net of proceeds from sale of the Carolina Coated Bristols brand	$8	$4
Timber monetization restructuring	16	10
Early debt extinguishment costs	207	133
IP-Sun JV impairment	174	180
Legal reserve adjustment	15	9
Refund and state tax credits	(4)	(2)
Impairment of Orsa goodwill and trade name intangible	137	137
Other items	6	5
Total special items	$559	$476
Non-operating pension expense	258	157
Total	$817	$633

(f) Includes the following tax expenses (benefits):

In millions	2015
IP-Sun JV impairment	$(67)
Cash pension contribution	23
Other items	7
Total	$(37)

2014:
(g) Includes the following charges (gains):

	2014
In millions	Before Tax	After Tax
Temple-Inland integration	$16	$10
Courtland mill shutdown	554	338
Early debt extinguishment costs	276	169
India legal contingency resolution	(20)	(20)
Multi-employer pension plan withdrawal liability	35	21
Foreign tax amnesty program	32	17
Asia Industrial Packaging goodwill impairment	100	100
Loss on sale by investee and impairment of investment	47	36
Other items	12	9
Total special items	$1,052	$680
Non-operating pension expense	212	129
Total	$1,264	$809
(h) Includes the operating earnings of the xpedx business prior to the spin-off and the following charges (gains):

	2014
In millions	Before Tax	After Tax
xpedx spinoff	$24	$16
Building Products divestiture	16	9
xpedx restructuring	1	(1)
Total	$41	$24
(i) Includes the following tax expenses (benefits):

In millions	2014
State legislative tax change	$10
Internal restructuring	(90)
Other items	(1)
Total	$(81)

2013:

(j) Includes the following charges (gains):

	2013
In millions	Before Tax	After Tax
Temple-Inland integration	$62	$38
Courtland mill shutdown	118	72
Early debt extinguishment costs	25	16
Insurance reimbursement related to legal settlement	(30)	(19)
Shut down of paper machine at Augusta mill	45	28
India Papers tradename and goodwill impairment	127	122
Fair value adjustment of company airplanes	9	5
Cass Lake environmental reserve	6	4
Bargain purchase adjustment - Turkey	(13)	(13)
Other items	(5)	2
Total	$344	$255
Non-operating pension expense	323	197
Total	$667	$452
(k) Includes the operating earnings of the xpedx business for the full year and the Temple-Inland Building Products business through the date of sale in July 2013. Also includes the following charges (gains):

	2013
In millions	Before Tax	After Tax
xpedx spinoff	$22	$14
xpedx goodwill impairment	400	366
Building Products divestiture	23	19
xpedx restructuring	32	19
Total	$477	$418
(l) Includes the following tax expenses (benefits):

In millions	2013
Settlement of U.S. federal tax audits	$(744)
Income tax reserve release	(31)
Other items	1
Total	$(774)

2012:

(m) Includes the following charges (gains):

	2012
In millions	Before Tax	After Tax
Temple-Inland integration	$164	$105
Early debt extinguishment costs	48	30
EMEA packaging business restructuring	17	12
Temple-Inland inventory fair value adjustment	20	12
Hueneme mill long-lived asset fair value adjustment	62	38
Containerboard mill divestitures	29	55
Other	(5)	(5)
Total	$335	$247
Non-operating pension expense	159	113
Total	$494	$360

(n) Includes the operating earnings of the xpedx business and the Temple-Inland Building Products business for the full year. Also includes the following charges (gains):

	2012
In millions	Before Tax	After Tax
Building Products divestiture	$15	$9
xpedx restructuring	44	28
Total	$59	$37

(o) Includes the following tax expenses (benefits):

In millions	2012
Internal restructuring	$14
Deferred tax asset adjustment related to Medicare Part D reimbursement	5
Other	6
Total	$25

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